Exhibit 3.2

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
ARROWROOT ACQUISITION CORP.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Arrowroot Acquisition Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.        That the name of this corporation is Arrowroot Acquisition Corp. (the “Corporation”), and that this corporation was originally incorporated pursuant to the General Corporation Law on November 5, 2020.

2.         The Certificate of Incorporation of the Corporation is hereby amended by inserting the following additional Section 4.4 to Article Fourth:

“Section 4.4. Forward Stock Split. Upon this Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Amendment Effective Time”), each share of the Class B Common Stock issued and outstanding immediately prior to the Amendment Effective Time, will be automatically converted into 1.25 shares of Class B Common Stock. Any stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Class B Common Stock (“Old Certificates”) will, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Class B Common Stock as equals the product obtained by multiplying the number of shares of Class B Common Stock represented by the Old Certificate immediately prior to the Amendment Effective Time by 1.25.”

3.           That the foregoing amendment was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.           That this Certificate of Amendment of the Certificate of Incorporation, which amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Section 242 of the General Corporation Law.

[Signature Page to Follow]

This Certificate of Amendment of the Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this December 30, 2020.

By:	/s/ Thomas Olivier
Name: Thomas Olivier
Title: President

ARROWROOT ACQUISITION CORP.
SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT